Exhibit 3.1

CERTIFICATE OF FORMATION

OF

ENTERGY TEXAS RESTORATION FUNDING II, LLC

    This Certificate of Formation of Entergy Texas Restoration Funding, LLC (the “Company”), dated August 12, 2021 is being duly executed and filed by Entergy Texas, Inc., a Texas corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

    FIRST.        The name of the limited liability company formed hereby is Entergy Texas Restoration Funding II, LLC.

    SECOND.    The address of the registered office of the Company in the State of Delaware is: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

    THIRD.    The name and address of the registered agent for service of process on the Company in the State of Delaware are: The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

    FOURTH.    This Certificate of Formation shall be effective upon filing.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

                    ENTERGY TEXAS, INC.
                    as an authorized person

                    By:/s/ Steven C. McNeal
                 Name: Steven C. McNeal
                     Title: Vice President and Treasurer